EXHIBIT 99.1


                                                   Form of Prospectus Supplement

                 SUBJECT TO COMPLETION, DATED ___________, 1998

Prospectus Supplement
(To Prospectus Dated ________,1998)

                        AMERICAN CORPORATE RECEIPTS, INC.

                    AMERICAN CORPORATE RECEIPTS, SERIES ____
                                   RELATING TO
                                [NAME OF OBLIGOR]
                        ___% BONDS SERIES ______ DUE ____

                               COUPON RECEIPTS AND
                          CALLABLE PRINCIPAL RECEIPTS1
                 DUE _______ __, ____ OR UPON EARLIER REDEMPTION

            American Corporate Receipts, Series ____ (the "Receipts"), evidence ownership of future interest and principal payments due on the ____ % Bonds Series ____ Due ____ (the "Bonds") issued by [Name of Obligor] (the "Obligor"). The Receipts consist of Coupon Receipts and Callable Principal Receipts relating initially to $_________ aggregate principal amount (out of $_______________ aggregate principal amount originally issued in _______ 19____) of the Bonds, as purchased by American Corporate Receipts, Inc. (the "Depositor") from Rickel Securities, Inc. ("Rickel"), an affiliate of the Depositor, which acquired the Bonds in the secondary market. The Bonds provide for [semi-annual] interest payments due on _______ and ________ of each year ("Interest Payments") and for a single payment of principal, together with any related premium payable upon redemption, due on the earlier of ______, ___, or the date on which the Bonds are redeemed by the Obligor (the "Callable Principal Payment"). No payment will be made on any Receipt prior to the due date of the corresponding Interest Payment or the due date of the Callable Principal Payment at maturity or upon redemption of the Bonds. Each Callable Principal Receipt also includes the right to receive any redemption premium and any related Interest Payments made after __________, ___ (the "First Call Date") on a Bond. The Bonds will be held on behalf of the purchasers of the related Receipts, as the beneficial owners thereof (each, a Holder), by ________________, as trustee (the "Trustee"), pursuant to a Trust Agreement, dated as of _______ __, ______, between the Depositor and the Trustee (the "Trust Agreement").

            THE RECEIPTS ARE ZERO COUPON OBLIGATIONS AND DO NOT ENTITLE THE HOLDERS THEREOF TO ANY PERIODIC PAYMENT OF INTEREST, EXCEPT AFTER THE FIRST CALL DATE UNDER THE CIRCUMSTANCES DESCRIBED HEREIN WITH RESPECT TO THE CALLABLE PRINCIPAL RECEIPTS ONLY.

            The Receipts are being offered in registered form. The Receipts are being offered initially in book entry form only through The Depository Trust Company, New York, New York ("DTC"), and purchasers will not receive
Certificates   representing  their  ownership  of  the

--------
1 This Exhibit has been prepared assuming that Callable Principal Receipts, rather than Principal Receipts, will be issued with respect to this hypothetical series.

Receipts.   See  "CERTAIN  INFORMATION   REGARDING  THE  RECEIPTS  -  Book-Entry
Registration" in the Prospectus. The Receipts will be delivered in face amounts of $1,000 and multiples thereof.

            SEE "RISK FACTORS" HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD CAREFULLY BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE RECEIPTS.

            THE RECEIPTS WILL BE OFFERED AT SUBSTANTIAL DISCOUNTS FROM THEIR NOTIONAL OR FACE AMOUNTS. SEE "RISK FACTORS" HEREIN FOR A DISCUSSION OF PRICE VOLATILITY OF THE RECEIPTS AND "FEDERAL INCOME TAX CONSEQUENCES" IN THE
PROSPECTUS FOR A DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS, INCLUDING IMPLICATIONS OF ORIGINAL ISSUE DISCOUNT AND POSSIBLE TAX WITHHOLDING.


            An investment in Receipts by a pension, profit sharing or other employee benefit plan, an individual retirement account or Keogh plan might result in the assets of the Trust being deemed to constitute plan assets, which in turn might mean that certain aspects of such investment might be prohibited transactions under the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, unless an exemption is available. No assurances can be given that an exemption will be available; consequently, the Receipts are not ERISA eligible. See "ERISA CONSIDERATIONS" in the Prospectus.


            There is currently no secondary market for the Receipts offered hereby. Rickel Securities, Inc., as underwriter (in such capacity, the "Underwriter"), intends to make a secondary market in the Receipts but has no obligation to do so. There can be no assurance that a secondary market in the Receipts will develop or, if it does develop, that it will be maintained. See "Risk Factors."

            THIS PROSPECTUS SUPPLEMENT DOES NOT PROVIDE DETAILED INFORMATION WITH RESPECT TO THE OBLIGOR. IN THE EVENT OF A DEFAULT ON A BOND, THE RISK OF LOSS LIES ENTIRELY WITH THE HOLDERS OF THE RELATED RECEIPTS. THE OBLIGOR IS NOT AFFILIATED WITH THE DEPOSITOR NOR IS THE OBLIGOR INVOLVED IN THIS OFFERING OF RECEIPTS. SEE "RISK FACTORS" HEREIN AND "AVAILABLE INFORMATION REGARDING THE
OBLIGORS" IN THE PROSPECTUS. NO CREDIT ENHANCEMENT (IN THE FORM OF OVER-COLLATERALIZATION, INSURANCE OR GUARANTEES) WILL BE AVAILABLE TO SUPPLEMENT PAYMENTS MADE ON THE BONDS.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The Receipts will be offered from time to time by the Underwriter in negotiated transactions or otherwise at fixed or varying prices to be determined at the time of sale.

            The Prospectus Supplement should be retained for future reference.

                             RICKEL SECURITIES, INC.

          The date of this Prospectus Supplement is _____________ ___,
_______.

            This Prospectus Supplement does not contain complete information about the Receipts offered hereby. Additional information is contained in the Prospectus, and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Receipts may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                   ----------

            IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE RECEIPTS AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

                                  RISK FACTORS


            A prospective purchaser of the Receipts should be aware of the following factors in evaluating the merits and risks of an investment therein.

                        1. PRICE VOLATILITY OF ZERO COUPON OBLIGATIONS AND POSSIBILITY OF LOSS. The purchase at a discount of a Receipt will likely result in greater price volatility than the purchase of an obligation of a similar maturity which pays interest periodically. The Receipts are zero coupon obligations. The market prices of zero coupon obligations, such as those represented by Receipts, are particularly sensitive to fluctuations in market interest rates. Thus, when market interest rates rise, absent other factors such as changes in the perceived creditworthiness of the Obligor on the underlying Bonds, there will be a sharp percentage fall in the market price of Coupon Receipts relative to coupon bearing instruments of a similar maturity. The market prices of Callable Principal Receipts will be subject to similar volatility. Investors should consider whether such potential secondary market price volatility is in accordance with their investment needs.

                        2. NO DETAILED INFORMATION ABOUT OBLIGOR. This Prospectus Supplement does not provide detailed information with respect to the Obligor. See "AVAILABLE INFORMATION REGARDING THE OBLIGORS" in the Prospectus.

                        3. OBLIGOR IS ONLY PAYMENT SOURCE. Proceeds of the Bonds
            held by the Trust are the sole source of payment for the Receipts. The Bonds may be subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of the Obligor, could result in delays in payment or in non-payment of the Bonds and consequently late payment or non-payment of Receipts. In certain cases, the bankruptcy, reorganization or moratorium could result in non-payment of one or more Coupon Receipts while the related Callable Principal Receipts are paid in part or in full.

                        4. LACK OF AFFILIATION BETWEEN THE OBLIGOR AND THE DEPOSITOR. The Depositor is not affiliated with the Obligor and, although the Depositor has no knowledge of any event that would have a material adverse effect on the Obligor, any such event is beyond the Depositor's ability to control and may be difficult to predict.

                        The  Obligor  is not  involved  in the  offering  of the
            receipts and has no obligation with respect to the receipts, including any obligation to take the needs of the Depositor or of holders of the receipts into consideration for any reason. The Depositor will not receive any of the proceeds of this Offering and is not responsible for, and has not participated in, the determination of the timing of, prices for, or quantities of, the receipts to be issued in this Offering or in the determination or calculation of the principal amount to be paid at maturity. The Obligor is not involved with the administration, marketing or trading of the receipts and has no obligations with respect to the principal amount to be paid to holders of receipts at maturity.

                        5. NO ASSURANCE OF LIQUIDITY. There is no assurance that
            any secondary market will develop or be maintained for any Receipt. While Rickel intends to maintain a secondary market for Receipts, it is not obligated to do so. There can be no assurance that a secondary market in the Receipts will develop or, if it does develop, that it will remain in existence for any period of time. The absence of a secondary market would adversely affect the liquidity of the Receipts. Even if such a secondary market develops, the secondary market for securities of a type similar to the Receipts has at times been characterized by high volatility, with widely disparate price quotes and wide spreads between bid and asked prices. Such secondary market conditions may create difficulties for investors who need to obtain timely daily price quotes with respect to the Receipts or for investors who wish to dispose of Receipts.

                        6. CERTAIN TAX CONSIDERATIONS. Under Section 1286 of the
            Code, the separation of the right to receive principal payments on a bond from the right to receive interest payments on the bond results in the creation of a "stripped bond" (with respect to the principal payments) and "stripped coupons" (with respect to the interest payments). As a result of the separation of the interest component of a Bond from the principal component, the resulting Receipts will be treated for tax purposes as being issued on the purchase date with original issue discount ("OID"). Under the relevant tax rules, OID accrues for tax purposes on a daily basis over the term of the Receipt. It is essential that each potential purchaser of Receipts understand that OID accrues (and taxable income results) in any year REGARDLESS OF WHETHER ANY CASH PAYMENT IS MADE to the Holder with respect to the Receipt or Receipts that he, she or it holds. Consequently, Holders of Receipts who are subject to income taxation are likely to recognize taxable income in the form of accrued OID in tax years when they receive NO CASH DISTRIBUTIONS with respect to the Receipts. Any purchaser of Receipts must consider whether he, she or it has the cash resources to meet the tax obligations resulting from the accrual of OID with respect to the Receipts in taxable years when no cash will be distributed with respect to the Receipts.

                        7. BONDS SUBJECT TO REDEMPTION. The Bonds are subject to
            redemption prior to maturity at the option of the Obligor on or after the First Call Date, in whole or in part. Such redemption will cause the retirement of all or a pro rata portion of the Callable Principal Receipts, as applicable. There can be no assurance, however, that all or any portion of the Callable Principal Receipts will be redeemed on the First Call Date, or on any other date prior to their maturity.

                        8. RATING OF THE RECEIPTS. It is a condition to the issuance of any series of Receipts that they be rated by a nationally recognized statistical rating organization (such as Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P")) (each, a

            "Rating Agency") in one of its generic rating categories which signifies investment grade; typically, the four highest rating categories (within which there may be sub-categories or gradations indicating relative standing) signify investment grade. For example, Moody's ratings between Aaa and Baa, and S&P's ratings between AAA and BBB, signify investment grade. The ratings of any series of the Receipts by the Rating Agencies address the likelihood of the full and timely payment of the aggregate face amount of the Receipts. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such Rating Agency if, in its judgment, circumstances (including, without limitation, the financial health of the issuer of the underlying Bonds) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Receipts. A security rating is not a recommendation to buy, sell or hold securities.

                                   THE OBLIGOR

            According to publicly available documents, the Obligor, a ______________ corporation, is primarily in the business of ______________. The Obligor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, the Obligor files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such reports, proxy statements and other information may be inspected and copied at certain offices of the Commission and at the offices of the [Exchange] [NASD] at the addresses listed under "Available Information" in the Prospectus.

            THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE RECEIPTS OFFERED HEREBY AND DOES NOT RELATE TO ANY SECURITIES OF THE OBLIGOR. ALL DISCLOSURES CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE OBLIGOR ARE DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER THE DEPOSITOR NOR THE UNDERWRITER HAVE PARTICIPATED IN THE PREPARATION OF THOSE DOCUMENTS, OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. THERE CAN BE NO ASSURANCE THAT ALL EVENTS CURRENT PRIOR TO THE DATE HEREOF THAT WOULD EFFECT THE OBLIGOR (INCLUDING EVENTS THAT WOULD EFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) HAVE BEEN PUBLICLY DISCLOSED.

                                  THE RECEIPTS

GENERAL

            The Receipts consist of Coupon Receipts evidencing ownership of future interest payments ("Interest Payments") and Callable Principal Receipts evidencing ownership of future payments of principal and redemption premium, if any ("Callable Principal Payments"), and all Interest Payments due after the First Call Date and prior to redemption or maturity. Payments of interest and principal will come solely from payments of principal, interest and premium, if any, on the Bonds made by the Obligor. An investor purchasing Receipts should avail itself of the same information concerning the Obligor as it would if it were purchasing Bonds. See "AVAILABLE INFORMATION REGARDING THE OBLIGORS" in the Prospectus.

            Each Coupon Receipt is payable on or after the due date of the corresponding Interest Payment on the Bonds, subject to receipt thereof by the Trustee. The principal portion of each Callable Principal Receipt and any redemption premium is payable on or after the earlier of the due date of the corresponding Callable Principal Payment, which is the maturity date of the Bonds, and the date on which the Bonds are redeemed by the Obligor, subject to receipt of such principal and any redemption premium by the Trustee. Each Callable Principal Receipt includes the right to receive Interest Payments due on each _____ and _____ occurring after the First Call Date up to and including the maturity date of the Bonds or the date on which the Bonds are redeemed by the Obligor. No Interest Payments will be made on Callable Principal Receipts after any such redemption. The face amount of each Receipt will be equal to the payment or payments to be received thereon, except that the face amount of Callable Principal Receipts will not include (i) the amount of any redemption premium which would be paid in the event of a redemption prior to maturity or
(ii) any Interest Payments which may be made if the underlying Bonds are not called for redemption on the First Call Date. See "Redemption of Bonds Underlying Callable Principal Receipts."

            The Receipts are being offered at substantial discounts from their face amounts. See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for a discussion of income tax consequences.

            Pursuant to the Trust Agreement, the Bonds underlying the Receipts will be held by the Trustee for the benefit of the Holders in the form of physical Receipts or as book-entry credits to an account of the Trustee at DTC. The Obligor is not a party to the Trust Agreement. Each Holder of a Receipt, by its acceptance thereof, agrees to be bound by the terms and conditions of the Trust Agreement.

            THE RECEIPTS OFFERED HEREBY ARE DIFFERENT FROM, AND NOT EXCHANGEABLE FOR, ANY OTHER SERIES OF RECEIPTS OR ANY OTHER RECEIPT OR CERTIFICATE EVIDENCING OWNERSHIP OF FUTURE INTEREST, PRINCIPAL AND PREMIUM, IF ANY, PAYMENTS DUE ON OBLIGOR OBLIGATIONS, AND ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE TRUST AGREEMENT.

            The Receipts will be delivered in registered form. The Receipts are being offered initially in book entry form only through DTC, in face amounts of $1,000 and multiples thereof, and purchasers will not receive physical Receipts representing their ownership of Receipts.

                                    THE BONDS

            The following description has been obtained from the Obligor's Registration Statement on Form S-__ dated _______ __, ____ (No. 33-______) pursuant to which the Bonds were originally offered and sold to the public. The following summary of certain provisions of the Indenture (as defined below) and the Bonds does not purport to be complete, and such descriptions are qualified in their entirety by reference to all of the provisions of the Indenture

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

and the Bonds, as the case may be (including in each case the definitions therein of certain terms). Although the Depositor believes that the descriptions contained herein are accurate, the Depositor has not independently confirmed the accuracy of each of the statements made herein.

GENERAL

            The  Bonds  have  been  issued   under  an   Indenture   dated  (the
"Indenture"), between the Obligor and ____________, as the trustee (the "Bond Trustee").

            Interest   on  the  Bonds   will  be  payable   [semi-annually]   on
____________ and  _____________.  The Bonds will mature on ______________  __, , unless redeemed earlier at the option of the Obligor.

            The Bonds are not secured by the assets of the Obligor or otherwise and do not have the benefit of a sinking fund for the retirement of principal. Only capital stock of the Obligor is junior in right of payment to the Bonds.

REDEMPTION AT THE OPTION OF THE OBLIGOR

            The Bonds are redeemable at the option of the Obligor, in whole or in part, at any time after ________, _____, and in certain circumstances, sooner, on not less than 30 days notice, at an initial redemption price equal to ________________, declining in equal annual increments to ____% in the tenth year together with accrued interest to the redemption date.

SUBORDINATION

            The principal and premium, if any, and interest on the Bonds will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Obligor. Senior Indebtedness is defined as any and all indebtedness of the Obligor except any particular indebtedness which expressly provides in the instrument creating such indebtedness that such indebtedness shall be subordinate or rank pari passu in right of payment of the Bonds. Upon any distribution of assets of the Obligor in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding relative to the Obligor, holders of all Senior Indebtedness will first be entitled to receive payment in full before any distribution to the holders of the Bonds. No direct or indirect payment may be made by the Obligor of principal, premium or interest on the Bonds and no Bonds may be acquired by the Obligor for cash or property if at the time of such payment or acquisition there exists a default in the payment of all or part of principal, premium or interest on any Senior Indebtedness and such default has not been cured or unless the effect of this provision has been waived by the holders of such Senior Indebtedness.

RESTRICTIONS ON SALE OF ASSETS

            The Indenture also provides that the Obligor will not sell, assign, transfer, or otherwise dispose of any Capital Stock of any subsidiary or securities convertible into, or options, warrants, or rights to subscribe for or to purchase any Capital Stock of any such subsidiary, except for (i)

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

sales on other dispositions made to qualify a person to serve as a director of any such subsidiary; (ii) sales or other dispositions of fair market value in cash (as determined by the Board of Directors of the Obligor) if, after giving effect hereto and assuming conversion of any convertible securities, the Obligor will own not less than 80% of the Capital Stock of such subsidiary; (iii) sales or other dispositions in connection with a merger or consolidation as to which the Obligor will have the same or greater proportionate ownership in the resulting or surviving entity than that which it had in such subsidiary; (iv) sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction; or (v) any sale by any subsidiary of shares of its Capital Stock to the Obligor.

MERGER, CONSOLIDATION OR SALE OF ASSETS; SUCCESSOR CORPORATION

            The Obligor has agreed that it will not merge or  consolidate  with, or sell all or substantially all of its assets to, any person, firm or corporation unless it is the surviving corporation in such transaction and, immediately thereafter, is not in default under the Indenture or, if it is not the surviving corporation, the successor corporation expressly assumes the Obligor's obligations under the Indenture and, immediately after such transaction, the successor corporation is not in default under the Indenture. Any successor corporation shall assume by supplemental indenture all of the obligations of the Obligor under the Bonds and the Indenture.

EVENTS OF DEFAULT

            Under the Indenture, an "Event of Default" on the Bonds occurs if:

            (i) the Obligor defaults in the payment of interest on the Bonds when the same becomes due and the default continues for a period of 30 days, whether or not such payments shall be prohibited by the provisions of the Indenture;

            (ii) the Obligor defaults in the payment of the principal of (or premium, if any, on) the Bonds when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment shall be prohibited by the provisions of the Indenture;

            (iii) the Obligor fails to comply with any of its agreements or covenants in, or provisions of, or the Indenture, and the default continues for the period and after the notice specified below;

            (iv) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Obligor or its subsidiaries which remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days and have not been appealed, provided that the aggregate of all such judgments (to the extent not paid or covered by insurance) exceeds $3,000,000;

            (v) the Obligor or any subsidiary or subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding,


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

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the  appointment  of a Custodian of it or for all substantially all of its property,

               (D) makes a general  assignment for the benefit of its creditors,
                   or

               (E) generally  is not  paying its debts as the same  becomes  due unless such debts are the subject of a bona fide dispute; or

            (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for  relief  against  the  Obligor  or any  subsidiary  or subsidiaries in an involuntary case or proceeding,

               (B) appoints a  Custodian  of the  Obligor or any  subsidiary  or subsidiaries or for all or substantially all of its property; or

               (C) orders the  liquidation  of the Obligor or any  subsidiary or subsidiaries; and

in each case the order or decree remains unstayed and in effect for 60 days.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            A default under clause (iii) above is not an Event of Default until the Bond Trustee notifies the Obligor in writing, or the Holders of at least 25% in principal amount of the Bonds then outstanding notify the Obligor and the Bond Trustee in writing, of the default, and the Obligor does not cure the Default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice shall be given by the Bond Trustee if so requested in writing by the Holders of at least 25% in principal amount of the Bonds then outstanding. Any notice required to be delivered by the Bond Trustee to the Obligor shall be given promptly after the Bond Trustee becomes aware of such Default or is requested by the Holders to deliver such notice.

MODIFICATION AND WAIVER

            The Obligor may omit in any particular instance to comply with any covenant or condition as set forth in the Indenture if before the time for such compliance the holders of 66 2/3% in aggregate principal amount of the Bonds at the time outstanding shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver may extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver has become effective, the obligations of the Obligor and the duties of the Bond Trustee in respect of any such covenant will remain in full force and effect. No Supplemental Indenture will affect the seniority rights of the holders of Senior Indebtedness without the consent of such holders.

            Most of the terms of the Indenture and the Bond may be modified with the written consent of two-thirds of the Holders. However, each holder must agree to an extension of maturity, a reduction in conversion price or redemption percentage or a reduction in the aforesaid percentage required for modification.

                                   THE TRUSTEE

            _________________ will act as Trustee under the Trust Agreement. The designated office of the Trustee for the transfer, exchange or withdrawal of Receipts is ______________, New York, New York. Notwithstanding the foregoing, under the DTC Book Entry Only System, transfers and exchange of Receipts will be accomplished as described under "Certain Information Regarding the Receipts - Book-Entry Registration" in the Prospectus.

            Any Holder presenting Receipts for surrender or registration of transfer or exchange may be required to file such proof of residence, or other matters or information, to execute such certificates and to make such representations and warranties and such assurances, including a signature guaranty, as the Trustee may reasonably deem necessary or proper. The Trustee may withhold the delivery or delay the surrender of a registration of transfer or exchange of any Receipts until such proof or other information is filed, such receipts are executed or such representations and warranties are made.

                                  THE OFFERING

            The Receipts will be transferred by the Depositor to Rickel Securities, Inc. in exchange for the Bonds, and there will be no cash proceeds received by the Depositor from the sale of the Receipts. Rickel Securities, Inc. has purchased each Bond in the secondary market at a price that is lower than the aggregate price expected to be realized by Rickel Securities, Inc. from its sale of the Coupon Receipts and Callable Principal Receipts related to such Bond. The difference between the price paid by Rickel Securities, Inc. to purchase each Bond in the secondary market and the aggregate proceeds to be realized by Rickel Securities, Inc. from the sale of the Receipts related to such Bond, less costs and expenses, represents underwriting compensation to Rickel Securities, Inc. No other remuneration will be received by Rickel Securities, Inc. or the Depositor in connection with the offering.

            The Receipts are being offered and sold by Rickel Securities, Inc. pursuant to this Prospectus Supplement in negotiated transactions with investors. The actual price of the Receipts will be determined at the times of such sales and are expected to vary for different Receipts.

            The obligation of Rickel Securities, Inc. to deliver the Receipts is subject to certain conditions, including, among others, the receipt of certain legal opinions described in the Prospectus.

            Prior to the Offering, there has been no public market for the Receipts and no assurance can be given that such a market will develop as a result of this offering.

                                 COUPON RECEIPTS

ITEM                                     CUSIP                   AGGREGATE FACE
NUMBER           DUE DATE                NUMBER                  AMOUNT OFFERED



                           CALLABLE PRINCIPAL RECEIPTS

ITEM                                     CUSIP                   AGGREGATE FACE
NUMBER           DUE DATE                NUMBER                  AMOUNT OFFERED


            FIRST CALL DATE

            ------- ---, -----